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                                                                      Exhibit 11

                        SMITH-GARDNER & ASSOCIATES, INC.
                             Per Share Computations
     For each of the years in the three year period ended December 31, 1998


                                                                                1998               1997              1996
                                                                            -----------        ----------        ----------
BASIC NET INCOME (LOSS):
    Weighted average common shares outstanding, exclusive of
      nominal issuances prior to the Offering                               $ 5,263,100         5,263,100         5,263,100
    Nominal common shares and equivalents issued prior to the
      Offering assumed to be outstanding for the entire period                       --                --                --
                                                                            -----------        ----------        ----------
    Weighted average common shares outstanding, exclusive
      at end of year                                                          5,263,100         5,263,100         5,263,100
                                                                            ===========        ==========        ==========
    Net income (loss)                                                       $ 3,002,835        (3,367,909)       (2,450,272)
                                                                            ===========        ==========        ==========
    Basic net income (loss) per share                                       $      0.57             (0.64)            (0.47)
                                                                            ===========        ==========        ==========

DILUTED NET INCOME (LOSS):

    Weighted average shares outstanding exclusive of nominal                  5,263,100         5,263,100         5,263,100
      issuance
    Nominal common shares and equivalents issued prior to the Offering
      assumed to be outstanding for the entire period                                --                --                --
    Common stock equivalents                                                  2,868,244                --                --
                                                                            -----------        ----------        ----------
    Weighted average common share outstanding, exclusive at
      end of year                                                             8,131,344         5,263,100         5,263,100
                                                                            ===========        ==========        ==========

    Net income (loss)                                                       $ 3,002,835        (3,367,909)       (2,450,272)
    Plus:  interest expense                                                   1,800,000                --                --
    Less:  preferred stock dividends                                           (719,541)               --                --
                                                                            -----------        ----------        ----------
                                                                            $ 4,083,294        (3,367,909)       (2,450,272)
                                                                            ===========        ==========        ==========
Diluted net income (loss) per share                                                0.50             (0.64)            (0.47)
                                                                            ===========        ==========        ==========
PRO FORMA DATA:

    Weighted average common shares outstanding, exclusive of
      nominal issuance prior to the Offering                                  5,263,100
                                                                            ===========
    Pro forma net income (unaudited)                                        $ 1,788,065
                                                                            ===========
    Pro forma basic and diluted net income per share (unaudited)            $      0.34
                                                                            ===========

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